UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2005

Dollar General Corporation
(Exact Name of Registrant as Specified in Charter)

Tennessee	001-11421	61-0502302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee		37072
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 21, 2005, Dollar General Corporation (the “Company”) entered into a 3-year Employment Agreement effective December 1, 2005 (the “Agreement”), with Beryl Buley (“Executive”). Pursuant to the Agreement, Executive will serve as the Company’s Division President, Merchandising and Supply Chain.  The Agreement provides for:

•

A minimum base salary of $575,000;

•

A one-time signing bonus of $150,000 (“signing bonus”);

•

Participation in the Company’s bonus program for officers established by the Compensation Committee of the Board of Directors, with payment based on achievement of performance criteria established in accordance with the terms and conditions of that bonus program. Executive is guaranteed a minimum bonus payment equal to 65% of his 2005 base salary, prorated for the equivalent of 6 months of eligible service;

•

Eligibility for award grants from time-to-time consistent with the award grants made to similarly situated Dollar General officers under the Company’s 1998 Stock Incentive Plan (or a successor plan), as determined by the Compensation Committee of the Board of Directors;

•

An inducement grant of options to acquire 100,000 shares of the Company’s common stock, which vest in 4 equal annual installments on the anniversary of the grant date, and 25,200 restricted stock units, which vest in 3 equal annual installments on the anniversary of the grant date;

•

Three weeks paid vacation within the first year of employment and four weeks of paid vacation after 5 years of employment, any unused portion of which is forfeited upon termination or the annual anniversary of employment;

•

Reimbursement for all reasonable business expenses in accordance with the Company’s expense reimbursement policies;

•

Executive perquisites, fringe and other benefits as are provided to the Company’s officers and their families under any of the Company’s plans in effect from time to time and other benefits as are customarily available to the Company’s officers and their families (currently consisting of company-paid medical physicals, wireless PDAs, mobile phones and a leased vehicle up to $50,000 in value (or vehicle allowance up to $1,750/month), and participation in the Company’s relocation program for officers, as well as benefits available in general to all salaried employees). Executive also will receive a $150,000 relocation premium (“relocation premium”);

•

Participation in all incentive, savings and retirement plans applicable generally to the Company’s senior executives and on the same basis as those executives (currently consisting of a bonus program for executives, a 401(k) Plan and a CDP/SERP Plan);

•

Participation by Executive (and, where applicable, his eligible dependents) in the Company’s various welfare benefit plans to the extent applicable generally to the Company’s officers or other similarly situated employees and in accordance with the terms of those plans (currently consisting of medical, prescription, dental, vision, group life, executive life, group disability, executive disability, accidental death and travel accident insurance plans and programs), as well as in any other benefit plan offered by the Company to its officers or other employees (excluding plans solely applicable to certain officers in accordance with the express terms of those plans and excluding the Company’s severance plan);

•

Payment upon termination by the Company without cause or by Executive for good reason, or upon the Company’s failure to renew the Agreement without a mutually agreeable severance arrangement between the Company and Executive (unless that failure to renew is a result of Executive’s voluntary retirement), which payment shall include Executive’s pro rata base salary through the termination date, other vested benefits under any other plan or agreement covering Executive, a severance payment in the amount of 2 times annual base pay, and Company-paid outplacement services for 1 year or, if earlier, until other employment is secured (provided, that any unpaid amounts will be forfeited upon the breach by Executive of any continuing obligation under the Agreement after termination of employment), as well as any amounts payable to Executive outside the Agreement or any other rights Executive may have under the terms of any applicable benefit plan or under the terms of the Company’s 1998 Stock Incentive Plan (or successor plan);

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Payment upon termination for cause, which shall consist solely of any benefits owed under any other plan or agreement covering Executive;

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Payment upon termination due to death or disability, which shall consist solely of any benefits under the Company’s benefit plans covering Executive, as well as benefits under the 1998 Stock Incentive Plan (or successor plan), to the extent provided by the terms of those plans;

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Payment upon termination by Executive for any reason other than for good reason, which shall consist solely of pro rated base salary through the date of termination and vested benefits under any other plan or agreement covering Executive;

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Payment upon termination of employment for any reason other than death, disability or cause or Executive’s resignation for good reason, each within 2 years of a change in control (as defined in the Agreement), which payment shall include a severance payment in the amount of 2 times annual base pay, 2 times targeted bonus and 2 times medical, dental and vision benefits costs, as well as Company-paid outplacement services for 1 year or, if earlier, until other employment is secured. In addition, Executive’s awards granted under the 1998 Stock Incentive Plan (or any precursor or successor plan) will fully vest and remain exercisable in accordance with the terms of that plan. These severance payments may be capped at the amount otherwise payable, reduced in such amount and to such extent that no amount of the payment plus all other “parachute payments” under Section 280G of the Internal Revenue Code would constitute an “excess parachute payment” under Section 280G. However, those payments shall not be capped if it is determined that Executive would receive at least $25,000 in greater after-tax proceeds if no such reduction is made.

•

Non-competition, non-disclosure and non-solicitation provisions designed to protect the Company in the event Executive were to leave the Company’s employment.

Executive will repay to the Company, on a prorated basis, the signing bonus and the relocation premium if Executive leaves the Company at any time prior to December 1, 2008.

For purposes of the Agreement, “cause” means any of the reasons below (as more fully explained in the Agreement):

•

Fraud, dishonesty or material misrepresentation, or a material violation of securities trading regulations;

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Any activity or public statement by Executive, other than as required by law, that prejudices the Company or reduces the Company’s good name and standing or would bring the Company into public contempt or ridicule;

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Attendance at work in a state of intoxication or in possession of any prohibited drug or substance which would amount to a criminal offense;

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Assault or other act of violence; or

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Conviction of any felony whatsoever or misdemeanor involving moral turpitude.

For purposes of the Agreements, “disability” means (as more fully described in the Agreement) a long-term disability entitling Executive to receive benefits under the Company’s long-term disability plan as then in effect or the inability of Executive to reasonably perform his duties due to a medically determinable physical or mental impairment that can reasonably be expected to result in death or has lasted or will reasonably be expected to last longer than 90 consecutive days.

For purposes of the Agreements, “good reason” means (as more fully described in the Agreement):

•

Assignment of duties inconsistent with, or the significant reduction of the title, powers and functions associated with Executive’s position, titles or offices, unless the action is the result of a restructuring of duties and responsibilities for business reasons that leaves Executive at the same officer level and with a similar level of responsibility or is the result of Executive’s failure to meet pre-established and objective performance criteria or is the result of Executive’s termination for disability or cause, all without Executive’s written consent;

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A reduction in Executive’s base salary or target bonus level;

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The Company’s failure to continue any significant Company-sponsored compensation plan or benefit without replacing it with a similar plan or with a compensation equivalent  (except for across-the-board plan changes or terminations similarly affecting at least 95% of all of Company executives);

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Relocation of the Company’s principal executive officers outside of the middle-Tennessee area or basing Executive anywhere other than the Company’s principal executive offices;

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The Company’s material breach of the agreement; or

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The failure of any successor to all or substantially all of the Company’s business and/or assets to assume and agree to perform the Agreement in the same manner and to the same extent as the Company would be required to perform if no succession had occurred.

The foregoing summary is qualified in its entirety by the full text of the Agreement that is attached hereto as Exhibit 99.1 and incorporated by reference as if fully set forth herein.

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(a)

Departure of Principal Officer.  Stonie O’Briant, the Company’s Executive Vice President, Merchandising, Marketing & Strategic Planning, indicated on November 21, 2005 his intent to retire from the Company. Mr. O’Briant’s anticipated retirement date is October 2006. The Company issued a press release regarding this matter on November 28, 2005, which is attached hereto as Exhibit 99.2 and incorporated by reference as if fully set forth herein. Mr. O’Briant will receive payout in accordance with his Employment Agreement (filed as Exhibit 10.1 to the Company’s Form 10-Q for the fiscal quarter ended April 30, 2004, filed with the SEC on May 27, 2004) which generally includes his pro rata base salary through his retirement date, as well as any vested amounts in his 401(k) and CDP/SERP accounts and any other vested amounts due under any separate plan or arrangement. Mr. O’Briant will also have the option of purchasing his Company car at fair market value. On his retirement date, Mr. O’Briant will forfeit the unvested portions of his stock option and restricted stock unit awards granted by the Company. He also will forfeit the vested portion of his stock options if he does not exercise such options within 3 years of his retirement date.

In addition, effective December 1, 2005, Mr. O’Briant’s title will change to Executive Vice President, Strategic Initiatives and Mr. Buley will assume responsibility for the Company’s merchandising function as described in (b) below.

(b)

Appointment of Principal Officer.  The Company has appointed Beryl Buley (age 44) to serve as the Company’s Division President, Merchandising and Supply Chain, effective as of December 1, 2005. The Company issued a press release regarding this matter on November 28, 2005, which is attached hereto as Exhibit 99.2 and incorporated by reference as if fully set forth herein.

Prior to joining the Company, Mr. Buley served as the Executive Vice President, Retail Operations of Mervyn’s Department Store from April 2005 through November 2005. Mervyn’s is a privately held company operating 265 department stores. At Mervyn’s, Mr. Buley was responsible for store operations, supply chain (including 4 distribution centers), real estate, construction, visual merchandising and interior planning, and loss prevention. Prior to joining Mervyn’s, Mr. Buley worked for Sears, Roebuck and Company, a multi-line retailer offering a wide array of merchandise and related services, from September 2003 through March 2005.  As Sears’ Executive Vice President and General Manager of Retail Store Operations, he was responsible for all store-based activities, including store operations, store management, visual merchandising, loss prevision, real estate, and construction. Prior to that, he served as Sears’ Senior Vice President and General Manager of the Specialty Retail Group, where he had total responsibility for 8 distinct businesses operating in over 2,200 locations, including Orchard Supply Hardware, The Great Indoors, Sears Dealer Stores, Sears Outlet Stores, Sears Commercial Sales, Sears Hardware and Appliance stores, Sears Appliance Builder Distributors business, and Sears’ licensed businesses (including Optical, Portrait Studios, Hair Salons, Dental Services, etc.).  Prior to joining Sears, Mr. Buley spent 15 years in various positions with Kohl’s Corporation, which operates a chain of specialty department stores. His last position was Executive Vice President of Stores, responsible for store operations of 542 stores with annual sales in excess of $8 billion. He created and led the store opening strategy in 2003 and managed a capital budget of over $25 million. Prior to that, he was Kohl’s Senior Vice President of Stores from 1999 to 2001.

The terms of the Company’s Employment Agreement with Mr. Buley are described in Item 1.01 above and are incorporated herein by this reference as if fully set forth herein.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial statements of businesses acquired.  N/A

(b)

Pro forma financial information.  N/A

(c)

Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2005	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement with Beryl Buley effective December 1, 2005.
99.2	Press Release issued November 28, 2005.